UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

NETBRANDS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55889	82-3707673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Austin Boulevard, Suite B
Island Park, New York 11558
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 550-5996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 29, 2024, Netbrands Corp. (the “Company”) had outstanding loan balances and accrued interest totaling $178,729 due to Paul Adler, its Chairman and CEO. Effective August 29, 2024, Mr. Adler agreed to convert all of his loan balance and accrued interest into shares of the Company’s Common Stock, at a conversion price of $0.072 per share, which was equivalent to the closing price of the Company’s common stock of $0.072 on August 29, 2024. This resulted in the issuance of 2,482,347 shares to InPlay Capital Inc., an entity controlled by Mr. Adler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBRANDS CORP.

Date: August 30, 2024	By:	/s/ Paul Adler
Paul Adler
President